SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 27, 2006
                                                          --------------


                           GREENMAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   1-13776             71-0724248
  ----------------------------       -----------          -------------
  (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)


                                 7 Kimball Lane
                                   Building A
                               Lynnfield, MA 01940
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (781) 224-2411
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      On April 25, 2006, the Registrant received a notice from the American Stock Exchange (the "Exchange") stating that the Exchange intends to initiate proceedings to delist the Registrant's common stock. The notice indicates that the Registrant has failed to comply with Sections 134, 610, 1003(f)(iii) and 1101 of the Exchange's Company Guide (the "Company Guide"). Specifically:

1. As previously reported, the Exchange notified the Registrant on February 13, 2006 that the Registrant was not in compliance with the Exchange's requirements for continued listing set forth in Section 1003(a)(i) of the Company Guide with respect to having at least $2,000,000 in shareholders' equity and losses from continuing operations and/or net losses in two out of its three most recent fiscal years. The Exchange's April 25 notice states that the Staff of the Exchange does not believe that the steps outlined in the Registrant's plan to bring itself into compliance with
      Section 1003(a)(i), submitted to the Exchange on March 14, 2006, will enable the Registrant to regain compliance within the required timeframe.

2. As previously reported, the Exchange notified the Registrant on January 5, 2006 that the Registrant was not in compliance with the Exchange's requirements for continued listing set forth in Sections 134 and 1101 of the Company Guide with respect to the Registrant's failure to file its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005 (the "Quarterly Report") with the Securities and Exchange Commission. On March 2, 2006, the Registrant submitted a plan to bring itself into compliance with Sections 134 and 1101 by April 6, 2006. However, the Registrant has been unable to comply with that plan or to file the Quarterly Report.

3. The Exchange's April 25 notice also indicates that, based on a subsequent review of the Registrant's Form 10-KSB for the fiscal year ended September 30, 2005, the Registrant is not in compliance with the Exchange's requirements for continued listing set forth in Section 1003(a)(ii) of the Company Guide, which requires a company to maintain stockholders' equity in excess of $4,000,000 if it has sustained losses from continuing operations and/or net losses in three out of its four most recent fiscal years.

4. The Exchange's April 25 notice also indicates that the Registrant is not in compliance with Section 610(b) of the Company Guide, which requires a company that has received an audit opinion that contains a going concern qualification to make a public announcement through the news media disclosing the receipt of such qualified opinion.

      The Registrant is entitled to appeal the Staff's determination to initiate delisting proceedings on or before May 2, 2006, and intends to file such appeal and a request for a hearing before a committee of the Exchange. The Registrant is working diligently to file the Quarterly Report within the next ten days. The Registrant believes that its press release issued on April 10, 2006, and filed with the Securities and Exchange Commission on April 12, 2006, complies with
Section 610(b) of the Company Guide. In that release, the Registrant stated, in part, that it would hold a conference call on April 20, 2006 to "provide more details about actions which have been taken and are in the process of being taken to accelerate [the Registrant's] financial turnaround including our initiatives to address the going-concern opinion issued by the our auditors on the September 30, 2005, audited financial statements."

      Pursuant to the Company Guide, the Registrant expects that its common stock will remain listed for trading pending the outcome of the appeal, subject to the Exchange's ongoing review of the matter. The Registrant can provide no assurance, however, that its appeal will be successful or that the Exchange will not suspend trading in the Registrant's common stock prior to the hearing.

      On April 27, 2006, the Registrant issued a press release to announce the receipt of the notice from the Exchange.


Item 9.01. Financial Statements and Exhibits

      (d)   Exhibits

            Exhibit 99.1   Press release of the Registrant dated April 27, 2006


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREENMAN TECHNOLOGIES, INC.
                                           (Registrant)


                                    By: /s/ Charles E. Coppa
                                        --------------------------
                                        Charles E. Coppa
                                        Chief Financial Officer

Date: April 27, 2006